Exhibit 99

SUPPLEMENTAL QUARTERLY FINANCIAL DATA

(Unaudited; Dollars in millions, except per share amounts)

2009	First Quarter	Second Quarter	Third Quarter
Revenues:
Entertainment	$1,817.6	$1,515.5	$1,828.3
Cable Networks	340.6	328.4	331.1
Publishing	161.7	181.4	230.4
Local Broadcasting	510.4	579.5	589.8
Outdoor	379.9	434.1	424.9
Eliminations	(50.3)	(32.6)	(54.5)
Total Revenues	$3,159.9	$3,006.3	$3,350.0

Segment OIBDA before Impairment Charges (a):
Entertainment	$151.1	$209.5	$324.5
Cable Networks	83.4	96.9	127.9
Publishing	.1	8.1	28.4
Local Broadcasting	54.1	100.6	130.7
Outdoor	25.1	42.2	32.6
Corporate	(28.5)	(34.7)	(34.8)
Residual costs	(36.0)	(35.9)	(7.9)
Eliminations	.5	.7	(4.1)
Impairment charges	—	—	(31.7)
Depreciation and amortization	(142.3)	(145.2)	(147.4)
Total Operating Income	$107.5	$242.2	$418.2

Operating Income (Loss):
Entertainment	$107.0	$165.7	$280.3
Cable Networks	77.4	91.0	122.0
Publishing	(2.1)	6.1	26.6
Local Broadcasting	31.9	78.9	75.8
Outdoor	(38.2)	(24.8)	(34.9)
Corporate	(33.0)	(39.5)	(39.6)
Residual costs	(36.0)	(35.9)	(7.9)
Eliminations	.5	.7	(4.1)
Total Operating Income	107.5	242.2	418.2
Interest expense	(133.2)	(133.9)	(135.4)
Interest income	1.6	1.1	1.6
Gain (loss) on early extinguishment of debt	.7	(30.5)	—
Other items, net	(11.9)	(3.5)	15.0
Earnings (loss) before income taxes and equity in loss of investee companies	(35.3)	75.4	299.4
Provision for income taxes	(8.8)	(56.9)	(79.7)
Equity in loss of investee companies, net of tax	(11.2)	(3.1)	(12.1)
Net earnings (loss)	$(55.3)	$15.4	$207.6

Basic earnings (loss) per common share	$(.08)	$.02	$.31
Diluted earnings (loss) per common share	$(.08)	$.02	$.30
Weighted average number of common shares outstanding:
Basic	671.5	673.4	674.8
Diluted	671.5	680.2	685.1

Dividends per common share	$.05	$.05	$.05

(a) The Company presents segment operating income (loss) before depreciation and amortization and impairment charges (“Segment OIBDA before Impairment Charges”) as the primary measure of profit and loss for its operating segments in accordance with Financial Accounting Standards Board guidance for segment reporting. The Company believes the presentation of Segment OIBDA before Impairment Charges is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management and enhances their ability to understand the Company’s operating performance.

SUPPLEMENTAL QUARTERLY FINANCIAL DATA (continued)

(Unaudited; Dollars in millions, except per share amounts)

2008	First Quarter	Second Quarter	Third Quarter (a)	Fourth Quarter	Total Year
Revenues:
Entertainment	$1,953.9	$1,555.1	$1,623.8	$1,746.0	$6,878.8
Cable Networks	317.5	313.9	312.4	320.7	1,264.5
Publishing	201.6	186.0	225.0	245.1	857.7
Local Broadcasting	733.3	775.4	705.9	735.8	2,950.4
Outdoor	496.9	598.1	549.3	526.3	2,170.6
Eliminations	(49.1)	(34.8)	(40.7)	(47.0)	(171.6)
Total Revenues	$3,654.1	$3,393.7	$3,375.7	$3,526.9	$13,950.4

Segment OIBDA before Impairment Charges (b):
Entertainment	$294.5	$291.7	$262.5	$174.1	$1,022.8
Cable Networks	85.1	97.6	102.0	104.8	389.5
Publishing	17.1	17.0	25.8	28.3	88.2
Local Broadcasting	191.6	264.2	190.7	173.5	820.0
Outdoor	101.5	153.6	113.9	98.4	467.4
Corporate	(26.0)	(41.9)	(38.5)	(50.7)	(157.1)
Residual costs	(22.4)	(22.5)	(18.3)	(16.0)	(79.2)
Eliminations	.6	.7	.7	.7	2.7
Impairment charges	—	—	(14,117.2)	(64.2)	(14,181.4)
Depreciation and amortization	(117.8)	(123.4)	(139.7)	(150.7)	(531.6)
Total Operating Income (Loss)	$524.2	$637.0	$(13,618.1)	$298.2	$(12,158.7)

Operating Income (Loss):
Entertainment	$269.9	$265.6	$(3,574.7)	$125.1	$(2,914.1)
Cable Networks	78.6	91.3	95.8	98.6	364.3
Publishing	14.6	14.6	23.4	26.1	78.7
Local Broadcasting	168.0	239.9	(7,299.8)	82.8	(6,809.1)
Outdoor	44.1	92.4	(2,803.4)	35.2	(2,631.7)
Corporate	(29.2)	(45.0)	(41.8)	(54.3)	(170.3)
Residual costs	(22.4)	(22.5)	(18.3)	(16.0)	(79.2)
Eliminations	.6	.7	.7	.7	2.7
Total Operating Income (Loss)	524.2	637.0	(13,618.1)	298.2	(12,158.7)
Interest expense	(138.7)	(134.3)	(134.8)	(138.8)	(546.6)
Interest income	17.6	15.2	6.4	3.0	42.2
Gain on early extinguishment of debt	—	—	—	8.4	8.4
Other items, net	(.2)	124.9	(41.3)	(3.8)	79.6
Earnings (loss) before income taxes and equity in loss of investee companies	402.9	642.8	(13,787.8)	167.0	(12,575.1)
Benefit (provision) for income taxes	(151.3)	(232.9)	1,332.1	(28.6)	919.3
Equity in loss of investee companies, net of tax	(7.3)	(1.5)	(6.5)	(2.3)	(17.6)
Net earnings (loss)	$244.3	$408.4	$(12,462.2)	$136.1	$(11,673.4)

Basic earnings (loss) per common share	$.37	$.61	$(18.58)	$.20	$(17.43)
Diluted earnings (loss) per common share	$.36	$.61	$(18.58)	$.20	$(17.43)
Weighted average number of common shares outstanding:
Basic	667.9	669.4	670.9	670.9	669.8
Diluted	673.8	674.3	670.9	674.7	669.8

Dividends per common share	$.25	$.27	$.27	$.27	$1.06

(a) As a result of the interim impairment test performed during the third quarter of 2008, the Company recorded a non-cash impairment charge of $14.12 billion to reduce the carrying value of goodwill and intangible assets. The charge is comprised of $3.80 billion for Entertainment, $7.46 billion for Local Broadcasting and $2.86 billion for Outdoor.

(b) The Company presents segment operating income (loss) before depreciation and amortization and impairment charges (“Segment OIBDA before Impairment Charges”) as the primary measure of profit and loss for its operating segments in accordance with Financial Accounting Standards Board guidance for segment reporting. The Company believes the presentation of Segment OIBDA before Impairment Charges is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management and enhances their ability to understand the Company’s operating performance.